UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007 (August 16, 2007)
Catuity Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30045	38-3518829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Preston Ave., Suite 302 Charlottesville, VA 22902	(434) 979-0724
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 16, 2007, Catuity Inc. (the “Company”) received a letter from The NASDAQ Stock Market indicating that as a result of the Company’s’ failure to timely file its Form 10-Q for the fiscal quarter ended June 30, 2007 with the Securities and Exchange Commission, the Company was not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14). NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. Accordingly, unless the Company requests an appeal of this determination no later than 4 p.m. Eastern Time on August 23, 2007, trading of the Company’s common stock will be suspended at the opening of business on August 27, 2007, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company has not yet determined if it will request a hearing.
Item 8.01 Other Events
On August 16, 2007 Catuity received notice from the Australian Securities Exchange (the “ASX”) that the Company’s shares that trade under the symbols CAT and CATN were suspended from trading under ASX Listing Rule 12.2, financial condition. Listing rule 12.2 states that an entity’s financial condition (including operating results) must, in ASX’s opinion, be adequate to warrant the continued “quotation of its securities” and its continued listing. Composition of the balance sheet, relative size of liabilities to assets and access to funds are some of the indicators of an entity’s financial condition. An entity does not necessarily need to be bankrupt for ASX to suspend trading in its securities pursuant to listing rule 12.2. In ASX’s opinion, an insolvent entity does not have an adequate financial condition to warrant continued quotation. In order for Catuity stock to regain trading, Catuity will be required to provide financial information showing that the Company is solvent under Rule 12.2. The ASX action came following the filing of the Company’s 12b-25, Notification of Late Filing.
FORWARD-LOOKING INFORMATION
This document includes “forward-looking” statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this document are forward looking. In some cases, they can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.
As used in this Current Report on form 8-K, “Company,” “us,” “we,” “our” and similar terms means Catuity Inc., a Delaware corporation.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which customers and prospects execute their plans for the use of our loyalty software processing and services; continued development of the Company’s software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company’s products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these and certain other factors, please refer to the discussion of “Risk Factors” contained in our Annual Report on Form 10-KSB for the year ended December 31, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATUITY INC. (Registrant)
By	/s/ Debra Hoopes
Debra Hoopes
Senior Vice President and Chief Financial Officer

Date: August 20, 2007

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